Exhibit 99.1

Contacts:
Don Klink	Scott Brittain
Chief Financial Officer	Corporate Communications, Inc.
Addus HomeCare Corporation	(615) 324-7308
(630) 296-3400	scott.brittain@cci-ir.com
investorrelations@addus.com

ADDUS HOMECARE ANNOUNCES FIRST-QUARTER 2016 RESULTS

Net service revenues increase 13.1% year over year to $92.6 million

Process and cost improvement initiatives well underway

Adjusted diluted EPS grows 21.7% to $0.28; GAAP diluted EPS is $0.01, including write-offs

Downers Grove, Illinois (May 2, 2016) – Addus HomeCare Corporation (NASDAQ: ADUS), a comprehensive provider of personal care services primarily provided in the home and focused on the dual eligible population, today announced its financial results for the first quarter ended March 31, 2016.

For the first quarter, net service revenues increased 13.1% to $92.6 million from $81.9 million for the first quarter of 2015. Net income was $0.2 million, or $0.01 per share, for the first quarter of 2016 compared with net income of $2.2 million, or $0.19 per diluted share, for the first quarter of 2015. The results for the first quarter of 2016 include write-offs of $3.5 million, $2.2 million of which were related to senior management severance and other related costs, with the remainder related to process improvement and expense reduction initiatives launched in the quarter. Excluding these costs, adjusted net income per diluted share was $0.28 for the first quarter of 2016, an increase of 21.7% compared with $0.23 for the first quarter last year. (See page 7 for a reconciliation of all non-GAAP and GAAP financial measures.)

Dirk Allison, President and Chief Executive Officer of Addus, commented “Addus produced a strong start to 2016 in the first quarter. Revenue and adjusted EPS grew at a higher rate than in the past year. We implemented a variety of initiatives to support our strategies for growth while ensuring that costs are in line with revenues. In addition, we completed the acquisition of South Shore.”

The Company’s revenue growth for the first quarter reflected an 10.8% increase in billable hours per business day compared with the first quarter last year. First-quarter billable hours per business day grew 8.6% compared with the fourth quarter of 2015. With a 0.4% increase in revenues per billable hour, comparable-quarter revenue per day increased 11.3% versus the first quarter of 2015.

“As discussed in our fourth-quarter 2015 earnings release and conference call, we have been focused on process improvement initiatives that result in expense reduction and improvement in our operating efficiency and scalability to support our growth,” added Mr. Allison. “We have completed a substantial portion of the plan and are actively implementing a number of these initiatives. These initiatives resulted in $1.3 million write-offs for the first quarter. In total, we expect these initiatives to result in write-offs of $3.5 million over the first half of 2016, approximately $0.4 million of which will be cash. These initiatives are expected to produce aggregate annualized cost savings of approximately $4.1 million.”

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ADUS Reports First-Quarter 2016 Results

May 2, 2016

Details are as follows:

•	The closing of our Contact Center facility, as part of returning control of customer service and scheduling to our local teams, resulted in a $0.2 million first-quarter write-off, and an expected $2.3 million second quarter write-off ($0.4 million of which is cash). These initiatives are expected to generate $1.2 million in annualized savings beginning in the second quarter;

•	Changes in our telecommunications operations, resulted in a $0.2 million first-quarter write off and will generate an expected $1.6 million in annualized savings, with the majority occurring in the second half of the year;

•	Changes in our payroll process are expected to result in $1.3 million in annualized savings beginning early in the fourth quarter; and

•	The write-off of development costs relating to software that will no longer be used by Addus, resulted in a $0.9 million write-off in the first quarter.

“We are pleased with the progress made on these and other initiatives, which we expect to drive meaningful cost reductions by the end of 2016. Through a disciplined focus on ensuring our investments in new initiatives generate appropriate returns, we expect to enhance our ability to provide our consumers with high quality, cost-effective care, improve our ability to add value to existing and new customer relationships, and sustain long-term profitable growth both organically and through acquisition.”

Addus completed the first quarter with $9.1 million in cash, $22.0 million of long-term debt related to the acquisition of South Shore, $10.0 million of bank debt and $42.8 million of availability under its revolving credit facility. Net cash used in operating activities was $6.0 million for the first quarter of 2016, compared with $0.9 million for the prior-year first quarter.

Non-GAAP Financial Measures

The information provided in this release includes adjusted diluted net income per share, Adjusted EBITDA and adjusted net service revenue, which are non-GAAP financial measures. The Company defines adjusted diluted net income per share as diluted net income per share, adjusted for M&A expenses, restructure charges, severance and other costs and stock compensation. The Company defines Adjusted EBITDA as earnings before interest expense, taxes, depreciation, amortization, M&A expenses, stock-based compensation expense, restructure charges and severance and other costs. The Company defines adjusted net service revenue as revenue adjusted for the closure of certain sites. The Company has provided, in the financial statement tables included in this press release, a reconciliation of adjusted diluted net income per share to diluted net income per share, a reconciliation of Adjusted EBITDA to net income and a reconciliation of adjusted net service revenue to net service revenue, in each case, the most directly comparable GAAP measure. Management believes that adjusted diluted net income per share, adjusted EBITDA and adjusted net service revenue are useful to investors, management and others in evaluating the Company’s operating performance, to provide investors with insight and consistency in the Company’s financial reporting and to present a basis for comparison of the Company’s business operations among periods, and to facilitate comparison with the results of the Company’s peers.

Conference Call

Addus will host a conference call on Tuesday, May 3, 2016, beginning at 9:00 a.m. Eastern time. The toll-free dial-in number is (877) 930-8289 (international dial-in number is (253) 336-8714), pass code 86487320. A telephonic replay of the conference call will be available through midnight on May 17, 2016, by dialing (855) 859-2056 (international dial-in number is (404) 537-3406) and entering pass code 86487320.

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ADUS Reports First-Quarter 2016 Results

May 2, 2016

A live broadcast of Addus HomeCare’s conference call will be available under the Investor Relations section of the Company’s website: www.addus.com. An online replay of the conference call will also be available on the Company’s website for one month, beginning approximately three hours following the conclusion of the live broadcast.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “continue,” “expect,” and similar expressions. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including the consummation and integration of acquisitions, anticipated transition to managed care providers, our ability to successfully execute our growth strategy, unexpected increases in SG&A and other expenses, expected benefits and unexpected costs of acquisitions and dispositions, management plans related to dispositions, the possibility that expected benefits may not materialize as expected, the failure of the business to perform as expected, changes in reimbursement, changes in government regulations, changes in Addus HomeCare’s relationships with referral sources, increased competition for Addus HomeCare’s services, changes in the interpretation of government regulations, the uncertainty regarding the outcome of discussions with managed care organizations, changes in tax rates, the impact of adverse weather, higher than anticipated costs, estimation inaccuracies in future revenues, margins, earnings and growth, and other risks set forth in the Risk Factors section in Addus HomeCare’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 11, 2016, which is available at http://www.sec.gov. Addus HomeCare undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors. Accordingly, any forward-looking statements included in this press release do not purport to be predictions of future events or circumstances and may not be realized. (Unaudited tables and notes follow).

About Addus

Addus is a comprehensive provider of home and community-based services that primarily are personal in nature, provided in the home and focused on the dual eligibility population. Addus’ services include personal care and assistance with activities of daily living, and adult day care. Addus’ consumers are individuals who are at risk of hospitalization or institutionalization, such as the elderly, chronically ill and disabled. Addus’ payor clients include federal, state and local governmental agencies, managed care organizations, commercial insurers and private individuals. For more information, please visit www.addus.com.

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ADUS Reports First-Quarter 2016 Results

May 2, 2016

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(amounts and shares in thousands, except per share data)

(Unaudited)

Income Statement Information:	For the Three Months Ended March 31,
	2016	2015
Net service revenues	$92,602	$81,915
Cost of service revenues	68,283	59,989

Gross profit	24,319	21,926
	26.3%	26.8%
General and administrative expenses	22,188	17,153
Depreciation and amortization	1,478	1,146

Total operating expenses	23,666	18,299

Operating income from continuing operations	653	3,627
Total interest expense, net	419	173

Income before income taxes	234	3,454
Income tax expense	77	1,292

Net income	$157	$2,162

Net income per diluted share:	$0.01	$0.19

Weighted average number of common shares outstanding:
Diluted	11,178	11,162

Cash Flow Information:	For the Three Months Ended March 31,
	2016	2015
Net cash (used in) provided by operating activities	$(5,959)	$(904)
Net cash (used in) investing activities	(20,791)	(4,981)
Net cash (used in) provided by financing activities	31,726	(82)

Net change in cash	4,976	(5,967)
Cash at the beginning of the period	4,104	13,363

Cash at the end of the period	$9,080	$7,396

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ADUS Reports First-Quarter 2016 Results

May 2, 2016

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Amounts in thousands)

(Unaudited)

	March 31,
	2016	2015
Assets
Current assets
Cash	$9,080	$7,396
Accounts receivable, net	105,771	74,370
Prepaid expenses and other current assets	3,933	6,158
Deferred tax assets	8,640	8,508

Total current assets	127,424	96,432

Property and equipment, net	7,683	8,075

Other assets
Goodwill	73,931	66,088
Intangible assets, net	19,280	11,540
Investment in joint venture	900	900
Other assets	—	255

Total other assets	94,111	78,783

Total assets	$229,218	$183,290

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$4,275	$2,995
Accrued expenses	41,201	38,295
Current portion of long-term debt	2,217	993
Current portion of contingent earn-out obligation	1,250	1,000

Total current liabilities	48,943	43,283

Long-term debt, less current portion	31,070	2,425
Contingent earn-out obligation, less current portion	—	1,120
Deferred tax liability	6,815	5,845

Total long-term liabilities	37,885	9,390

Total liabilities	86,828	52,673

Total stockholders’ equity	142,390	130,617

Total liabilities and stockholders’ equity	$229,218	$183,290

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ADUS Reports First-Quarter 2016 Results

May 2, 2016

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Key Statistical and Financial Data

(Unaudited)

	For the Three Months Ended March 31,
	2016	2015
General:
Adjusted EBITDA (in thousands) (1)	$6,655	$5,400
States served at period end	23	22
Locations at period end	120	132
Employees at period end	21,559	20,660
Home & Community:
Average billable census - same store (2)	32,344	32,648
Average billable census - acquisitions (3)	1,291	—
Average billable census total	33,635	32,648
Billable hours (in thousands)	5,353	4,754
Average billable hours per census per month	53.7	48.5
Billable hours per business day	83,648	75,468
Revenues per billable hour	$17.30	$17.23
Percentage of Revenues by Payor:
State, local and other governmental programs	73.2%	77.7%
Managed care organizations	23.1	18.3
Private duty	2.7	3.1
Commercial	1.0%	0.9%

(1)	We define Adjusted EBITDA as earnings adjusted for interest expense, taxes, depreciation, amortization, M&A expenses, stock-based compensation expense and restructure and severance and other costs. Adjusted EBITDA is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.
(2)	Exited sites would have reduced same store census for the three months ended March 31, 2015 by 959.
(3)	The average billable census in acquisitions of 2,914 for the three months ended March 31, 2015 was reclassified to average billable census - same stores for comparability purposes. The average billable census for the three months ended March 31, 2016 was prorated for the date of the acquisition.

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ADUS Reports First-Quarter 2016 Results

May 2, 2016

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

(Unaudited)

	For the Three Months Ended March 31,
	2016	2015
Reconciliation of Adjusted EBITDA to Net Income: (1)
Net income	$157	$2,162
Interest expense, net	419	173
Income tax expense	77	1,292
Depreciation and amortization	1,478	1,146
M&A expenses	696	291
Stock-based compensation expense	337	336
Restructure charge	895	—
Severance and other costs	2,596	—

Adjusted EBITDA	$6,655	$5,400

Reconciliation of Diluted Net Income per Share to Adjusted Diluted Earnings per Share: (2)
Diluted earnings per share	$0.01	$0.19
Acquisition-related transaction expense per share	0.04	0.02
Restructure charge	0.05	—
Severance and other costs	0.16	—
Stock compensation	0.02	0.02

Adjusted diluted earnings per share	$0.28	$0.23

Reconciliation of Net Service Revenues to Adjusted Net Service Revenues: (3)
Net service revenues	$92,602	$81,915
Revenue associated with the closure of certain sites	—	(2,678)

Adjusted net service revenues	$92,602	$79,237

(1)	We define Adjusted EBITDA as earnings before interest expense, taxes, depreciation, amortization, M&A expenses, stock-based compensation expense and restructure and severance and other costs. Adjusted EBITDA is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.
(2)	We define adjusted diluted net income per share as earnings per share, adjusted for M&A expenses, restructure and severance and other costs and stock compensation. Adjusted diluted earnings per share is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.
(3)	We define Adjusted net service revenues as revenue adjusted for the closure of certain sites. Adjusted net service revenues is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

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